                                                                    EXHIBIT 99.4



                       WARRANT TO PURCHASE COMMON STOCK OF
                             FLOTEK INDUSTRIES, INC.

                          VOID AFTER 5:30 P.M. CENTRAL
                           TIME ON THE EXPIRATION DATE



                                                             3,231,494 Shares of
Warrant No. 02A                                                    Warrant Stock

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ISSUED PURSUANT TO A CLAIM OF EXEMPTION FROM THE REGISTRATION OR QUALIFICATION PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS BASED, IN PART, ON AN INVESTMENT REPRESENTATION OF THE PART OF THE PURCHASER THEREOF. THESE SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

         FLOTEK INDUSTRIES, INC. (the "Company"), an Alberta corporation, for value received, hereby agrees to sell upon the terms and on the conditions hereinafter set forth, but no later than 5:30 p.m., Central time, on the Expiration Date (as hereinafter defined) to John Chisholm, the registered holder hereof (the "Holder"), having an address set forth in the Warrant Register maintained by the Company, under the terms as hereinafter set forth, 3,231,494 fully paid and non-assessable shares of the Company's Common Stock, no par value (the "Warrant Stock"), at a purchase price per share of Twelve U.S. Cents ($0.12) (as adjusted as provided herein, the "Warrant Price") pursuant to this Warrant (the "Warrant"). This Warrant was originally issued in accordance with the terms of that certain Securities Purchase and Exchange Agreement dated April 30, 2000 (the "Securities Purchase Agreement") between the Company and the initial Holder, inter alia, and is being amended and restated pursuant to that certain Agreement and Plan of Reorganization between the Company and Chemical & Equipment Specialties, Inc. dated August 15, 2001. The number of shares of Warrant Stock to be so issued and the Warrant Price are subject to adjustment as hereinafter set forth. The term "Common Stock" shall mean, when used herein, unless the context otherwise requires, the stock and other securities and property at the time receivable upon the exercise of this Warrant.

1. Exercise of Warrant.

         (a) The Holder may exercise this Warrant according to its terms by surrendering this Warrant to the Company at the address set forth in
         Section 10, the subscription form attached hereto having then been duly executed by the Holder, accompanied by cash, certified check or bank draft in payment of the purchase price for the number of shares of the Warrant Stock specified in the subscription form, or as otherwise provided in this Warrant prior to 5:30 p.m., Central time, on the Expiration Date. The Expiration Date shall be September 21, 2001, subject to acceleration as provided in Section 1(e) below. The purchase price of the shares of Warrant Stock as to which this Warrant shall be exercised shall be paid to the Company at the time of exercise either in cash, in Common Stock of the Company already owned by the Holder, by the relinquishment of a portion of this Warrant having a total fair market value equal to the purchase price, or any combination of the foregoing. For purposes of this Section, the fair market value of the portion of this Warrant that is relinquished shall be the excess of:
         (x) the Fair Market Value at the time of exercise of the number of shares of Common Stock subject to the portion of this Warrant that is relinquished over (y) the aggregate exercise price specified in this Warrant with respect to such shares.

         The Fair Market Value of the Common Stock shall be equal to the average of the closing sales prices of the Company's Common Stock on any stock exchange or market on which the Company's Common Stock is then traded on the ten trading days immediately preceding the date of exercise. If the exchange or market does not report sales prices, the Fair Market Value of the Common Stock shall be equal to the average of the average of the closing bid and ask prices of the Company's Common Stock on the ten trading days immediately preceding the date of exercise. If the Company's Common Stock is then traded on more than one exchange or market, the Fair Market Value shall be the highest of Fair Market Values determined as provided above. If the Company's Common Stock is not then traded on any exchange or market, the Fair Market Value shall be determined in good faith by the Board of Directors of the Company.

         (b) This Warrant may be exercised in whole or in part so long as any exercise in part hereof would not involve the issuance of fractional shares of Warrant Stock. If exercised in part, the Company shall deliver to the Holder a new Warrant, identical in form, in the name of the Holder, evidencing the right to purchase the number of shares of Warrant Stock as to which this Warrant has not been exercised, which new Warrant shall be signed by the President and the Secretary or the Assistant Secretary of the Company. The term Warrant as used herein shall include any subsequent Warrant issued as provided herein.

         (c) No fractional share or scrip representing fractional shares shall be given upon the exercise of this Warrant. The Company shall pay cash in lieu of fractions with respect to the Warrants based upon the Warrant Price at the time of exercise of this Warrant.

         (d) In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Stock so purchased, registered in the name of the Holder, shall be delivered to the Holder within a reasonable time after such rights shall have been so exercised. The person or entity in whose name any certificate for the Warrant Stock is issued upon exercise of the rights represented by this Warrant shall for all purposes be deemed to have become the holder of record of such shares immediately prior to the close of business on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the opening of business on the next succeeding date on which the stock transfer books are open.

         (e) In the event the average daily closing price of the shares of Common Stock of the Company during any consecutive sixty trading days exceeds 150% of the Warrant Price during such period at any time while this Warrant remains outstanding and unexpired, then the Company thereafter shall have the right to accelerate the expiration date ("Accelerated Expiration Date") of this Warrant to a date which is at least 45 days following the date of written notice of acceleration to the holders of such Warrants. After 5:30 p.m. Central time on the Accelerated Expiration Date, the Warrants will terminate and will no longer be exercisable.

2.       Disposition of Warrant Stock and Warrant.

         (a) By the acceptance of this Warrant, the Holder hereby acknowledges and covenants that this Warrant and any Warrant Stock purchased pursuant thereto are and will be held for investment and not for distribution; provided that:

                  (i) the Warrant and/or Warrant Stock may not be transferred by the Holder, (A) unless an exemption is available under the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder (collectively the "Act"), and to a person who, in the reasonable opinion of counsel to the Company, is a person to whom the Warrant and/or Warrant Stock may be transferred legally without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of (x) an agreement of such person to comply with the provisions of this
                  Section 2 with respect to any resale or other disposition of such securities and (y) an agreement by such person that he is acquiring such securities for investment and not for distribution except in compliance with the Act; or (B) except to a person upon delivery of a prospectus relating to the Warrant and/or Warrant Stock then meeting the requirements of the Act;

                  (ii) the Warrant Stock shall be issued upon exercise of this Warrant only in compliance with the Act; and

                  (iii) the Warrant and the Warrant Stock may be pledged to a lender to secure the debt of the Holder.

         (b) If, at the time of issuance of the shares issuable upon exercise of this Warrant, no registration statement is in effect with respect to such shares under applicable provisions of the Act, the Company may at its election require that the Holder provide the Company with written reconfirmation of the Holder's investment intent and that any stock certificate delivered to the Holder of a surrendered Warrant shall bear legends reading substantially as follows:

                  "Transfer of the shares represented by this certificate is subject to certain restrictions set forth in the Warrant pursuant to which these shares were purchased from the Company. Copies of those restrictions are on file at the principal offices of the Company, and no transfer of such shares or of this certificate, or of any shares or other securities (or certificates therefor) issued in exchange for or in respect of such shares, shall be effective unless and until the terms and conditions therein set forth shall have been complied with."

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, and may not be sold, transferred, pledged or otherwise disposed of in the absence of an effective registration statement under the Securities Act of 1933 or an opinion of counsel satisfactory to the issuer of this certificate that registration is not required under said Act."

         In addition, so long as the foregoing legend may remain on any stock certificate delivered to the Holder, the Company may maintain appropriate "stop transfer" orders with respect to such certificates and the shares represented thereby on its books and records and with those to whom it may delegate registrar and transfer functions.

3.       Reservation of Shares.

         The Company hereby agrees that at all times there shall be reserved for issuance upon the exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant and that the par value of such shares will at all times be less than or equal to the applicable Warrant Price. The Company further agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and non-assessable, free from all taxes, liens and charges with respect to the issuance thereof other than taxes, if any, in respect of any transfer occurring contemporaneously with such issuance and other than transfer restrictions imposed by federal and state securities laws.

4.       Capital Adjustments.

         This Warrant is subject to the following further provisions:

         (a) Recapitalization, Reclassification and Succession. If any recapitalization of the Company or reclassification of its Common Stock or any merger or consolidation of the Company into or with a corporation or other business entity, or the sale or transfer of all or substantially all of the Company's assets or of any successor corporation's assets to any other corporation or business entity (any such corporation or other business entity being included within the meaning of the term "successor corporation") shall be effected, at any time while this Warrant remains outstanding and unexpired, then, as a condition of such recapitalization, reclassification, merger, consolidation, sale or transfer, lawful and adequate provision shall be made whereby the Holder of this Warrant thereafter shall have the right to receive upon the exercise hereof as provided in Section 1 and in lieu of the shares of Common Stock immediately theretofore issuable upon the exercise of this Warrant, such shares of capital stock, securities or other property as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore issuable upon the exercise of this Warrant had such recapitalization, reclassification, merger, consolidation, sale or transfer not taken place, and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

         (b) Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the number of shares of Warrant Stock purchasable upon exercise of this Warrant shall be proportionately adjusted.

         (c) Certain Dividends and Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Common Stock, then the number of shares of Warrant Stock purchasable upon exercise of this Warrant shall be adjusted to that number determined by multiplying the number of shares of Warrant Stock so purchasable immediately prior to such record date by a fraction (i) the numerator of which shall be the sum of (A) the total number of outstanding shares of Common Stock immediately prior to such record date and (B) the total number of shares of Common Stock issuable pursuant to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to such record date.

         (d) Corresponding Warrant Price Adjustment. Whenever the number of shares of Warrant Stock purchasable upon the exercise of the rights granted to the Holder herein is increased or decreased as provided in
         Section 4 (b) or (c), the Warrant Price payable for the exercise of such rights shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Warrant Stock purchasable upon the exercise of such rights immediately prior to such adjustment, and of which the denominator shall be the number of shares of Warrant Stock purchasable immediately thereafter.

         (e) Certain Other Warrant Price Adjustments.

                  (i) If the Company at any time while this Warrant is outstanding and unexpired issues and sells, or is deemed to have issued and sold (as provided in Section 4(e)(ii) or (iii)), any shares of Common Stock, for a consideration per share of less than Fair Market Value determined in the manner described in Section 1(a) then, immediately following the issue and sale of such additional Common Stock, the Warrant Price shall be adjusted by multiplying the Warrant Price in effect immediately before the issuance of such additional Common Stock by the number determined by dividing:

                           (A) An amount equal to (1) the total number of shares of Common Stock outstanding immediately following the last previous adjustment of the Warrant Price pursuant to this Section 4 (or on the date hereof if there shall have been no previous adjustment) multiplied by the Fair Market Value immediately prior to such issuance, plus (2) the consideration, if any, received or deemed to have been received by the Company upon such issuance and upon the issuance of any Common Stock issued subsequent to the last previous adjustment of the Warrant Price pursuant to this Section 4 (or subsequent to the date hereof if there shall have been no such previous adjustment), by

                           (B) The total number of shares of Common Stock outstanding immediately after the issuance of such additional Common Stock (or which would have been outstanding but for retirement of Common Stock or acquisitions of Common Stock by or for the account of the Company during the period covered by the computation) multiplied by the Fair Market Value immediately prior to such issuance.

                  (ii) If the Company at any time while this Warrant is outstanding and unexpired grants any rights, warrants or options (other than the rights granted herein or in any stock option plan of the Company covering officers, directors, consultants or employees of the Company) to subscribe for Common Stock or any securities convertible or exchangeable into Common Stock (such rights, warrants and options being called the "Options" and such securities convertible into Common Stock the "Convertible Securities"), then the maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of the Convertible Securities will be deemed to have been outstanding and to have been issued and sold by the Company, and the appropriate adjustment to the Warrant Price will be made in accordance with Section 4(e)(i). For purposes of this paragraph, the consideration of the shares of Common Stock issuable upon the exercise of such Options will be equal to the total amount received or receivable by the Company for the granting of the

                  Options plus the minimum aggregate amount of additional consideration due the Company upon the exercise of the Options (plus, in the case of the Options relating to Convertible Securities, any additional consideration payable upon the issuance or sale and the conversion and exchange thereof).

                  (iii) If the Company at any time while this Warrant is outstanding and unexpired issues or sells any Convertible Securities, then the maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities will be deemed to be outstanding and to have been issued or sold by the Company, and the appropriate adjustment to the Warrant Price will be made in accordance with Section 4(e)(i). For purposes of this paragraph, the consideration for the shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities will be equal to the total amount received or receivable by the Company for the issue or sale of such Convertible Securities plus the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange thereof.

                  (iv) If at any time while this Warrant is outstanding and unexpired the purchase price per share for any Option, or any additional consideration payable to the Company upon the exercise of any Option or upon conversion of a Convertible Security, or the rate at which any Convertible Securities are convertible or exchangeable into Common Stock, is reduced, then the consideration for the shares of Common Stock issuable upon the exercise or conversion thereof will be recalculated giving effect to such reduction, and immediately after any such price reduction or rate reduction becomes effective, the appropriate adjustment to the Warrant Price will be made in accordance with Section 4(e)(i).

                  Notwithstanding the foregoing,

                           (1) no further adjustments in the Warrant Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                           (2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Warrant Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; provided, however, that no such adjustment of the Warrant Price shall affect Common Stock previously issued upon conversion of the Warrant;

                           (3) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Warrant Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                    (A) in the case of Convertible Securities or Options for Common Stock the only additional shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange and

                                    (B) in the case of Options for Convertible
                                    Securities only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the additional shares of Common Stock deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (determined as described above) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                           (4) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Warrant Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (3) above;

                           (5) no adjustments in the Warrant Price shall be made in respect of grants of stock pursuant to employee benefit plans of the Company;

                           (6) no adjustments in the Warrant Price shall be made in respect of the issuance of Warrant Stock upon exercise of the Warrant or in respect of the issuance of Common Stock upon conversion of the Series A Preferred Stock of the Company;

                           (7) no further adjustments in the Warrant Price shall be made under this paragraph (e) in respect of adjustments required pursuant to paragraphs (a) through (c) of this Section 4.

         (f) Certain Shares Excluded. The number of shares of Common Stock outstanding at any given time for purposes of the adjustments set forth in this Section 4 shall exclude any shares then directly or indirectly held in the treasury of the Company.

         (g) Deferral and Cumulation of De Minimis Adjustments. The Company shall not be required to make any adjustment of the Warrant Price pursuant to this Section 4 if the amount of such adjustment would be less than one percent (1%) of the Warrant Price in effect immediately before the event that would otherwise have given rise to such adjustment. In such case, however, any adjustment that would otherwise have been required to be made shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to not less than one percent (1%) of the Warrant Price in effect immediately before the event giving rise to such next subsequent adjustment.

         (h) Duration of Adjusted Warrant Price. Following each computation or readjustment of an adjusted Warrant Price as provided in this Section 4, the new adjusted Warrant Price shall remain in effect until a further computation or readjustment thereof is required.

5.       Notices to Holders.

         (a) Notice of Record Date. In case:

                  (i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercisable of this Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

                  (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation with or merger of the Company into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

                  (iii) of any voluntary dissolution, liquidation or winding-up of the Company;

         then, and in each such case, the Company will mail or cause to be mailed to the Holder hereof at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 30 days prior to the record date therein specified, or if no record date shall have been specified therein, at least 30 days prior to such other specified date.

         (b) Notice of Adjustments. Whenever any Warrant Price shall be adjusted, pursuant to Section 4 hereof, the Company shall promptly make a certificate signed by its Chairman, its CEO, its President or a Vice President and by its Treasurer or Assistant Treasurer or its Secretary or Assistant Secretary, setting forth in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Warrant Price after giving effect to such adjustment, and shall promptly cause copies of such certificates to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant.

6.       Loss, Theft, Destruction or Mutilation.

         Upon receipt by the Company of evidence satisfactory to it, in the exercise of its reasonable discretion, of the ownership and the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof, without expense to the Holder, a new Warrant of like tenor dated the date hereof.

7.       Warrant Holder Not a Stockholder.

         The Holder of this Warrant, as such, shall not be entitled by reason of this Warrant to any rights whatsoever as a stockholder of the Company.

8.       Transfer; Register.

         Subject to the provisions of Section 2 above, this Warrant is transferable in the same manner and with the same effect as in the case of a negotiable instrument payable to a specified person. The Warrants shall be issued in registered form only and the Company shall keep a register (the "Warrant Register") in which provisions shall be made for the registration of the Warrants and the registration of transfers thereof. Such Register shall be kept at the principal office of the Company and the Company is hereby appointed the "Warrant Registrar" for the purpose of registering the Warrants and transfers of the Warrants. Subject to compliance with the provisions of Section 2 hereof and Article III of the Securities Purchase Agreement by a transferee, upon surrender for registration of transfer of any Warrant at the principal office of the Company and compliance with the provisions of Section 2 hereof and
Section 3.1 of the Securities Purchase Agreement, if applicable, the Company shall execute and deliver, in the name of the designated transferee, a new Warrant. The Company shall treat the individual or entity in whose name each Warrant is registered on the Warrant Register as the sole and absolute owner thereof, notwithstanding any contrary notice.

9.       Registration Rights.

         The Holder shall have certain registration rights with respect to the Warrant Shares, all as set forth in a Registration Rights Agreement of even date herewith among the Company, the Holder and certain other Holders.

10.      Notices.

         Any notice required or contemplated by this Warrant shall be deemed to have been duly given if transmitted by registered or certified mail, return receipt requested, to the Company at 7030 Empire Central Drive, Houston, Texas 77040, Attention: President, or to the Holder at the name and address set forth in the Warrant Register maintained by the Company.

11.      Choice of Law.

         This Warrant shall be governed by the local laws of the Texas, except to the extent that the law of the Company's jurisdiction of organization is required to be applied.

                    [END OF PAGE - SIGNATURES PAGE NEXT PAGE]

         IN WITNESS WHEREOF, the undersigned has duly signed this Warrant as of this 20th day of September, 2001.


                                    FLOTEK INDUSTRIES, INC.



                                    By: /s/ Jerry D. Dumas, Sr.
                                        ----------------------------------------
                                        Jerry D. Dumas, Sr., President and CEO

                                 ASSIGNMENT FORM


         FOR VALUE RECEIVED, the Undersigned Holder of the attached Warrant, hereby sells, assigns and transfers unto _______________________________ the right to purchase ______________________________ shares of Common Stock of FLOTEK INDUSTRIES, INC. evidenced by the attached Warrant, and does hereby irrevocably constitute and appoint _________________________________ Attorney to transfer the said Warrant on the books of the Company with full power of substitution.

                                HOLDER:


                                ----------------------------------
                                Name:

                                                          Dated:
                                                                ----------------

     In the presence of:



----------------------------
Name:


(NOTE: The signature of the Holder on the foregoing Assignment must correspond exactly to the name as written on the face of the Warrant, without any alteration, enlargement or change whatsoever.)

                                SUBSCRIPTION FORM


         The Undersigned, the Holder of the attached Warrant, hereby irrevocably elects to exercise purchase rights represented by such Warrant for, and to purchase thereunder, the following shares of Common Stock of FLOTEK INDUSTRIES,
INC.:

         Number of Shares                Purchase Price Per Share



         The undersigned herewith makes payment of $_____ therefor, and requests that certificates for such shares (and any warrants or other property issuable upon such exercise) be issued in the name of and delivered to __________ whose address is __________ and, if such shares shall not include all of the shares issuable under such warrant, that a new warrant of like tenor and date for the balance of the shares issuable thereunder be delivered to the undersigned.

                                HOLDER:


                                ----------------------------------
                                Name:

                                                          Dated:
                                                                ----------------



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